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                                       EXHIBIT 23.2
Consent of Counsel

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective
Amendment No. 2 to the Registration Statements on
Form S-1 (Nos. 333-43041, and 333-43043) under
the headings "Federal Income Tax Consequences,"
"Legal Matters" and "Experts".

/s/ Rosenman & Colin LLP
Rosenman & Colin LLP
New York, New York
April 7, 2000